UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2005

Exact name of registrant as specified in its charter
Commission	and principal office address and	State of	I.R.S. Employer
File Number	telephone number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On September 30, 2005, WGL Holdings, Inc. (WGL Holdings or the Company) and its wholly owned subsidiary, Washington Gas Light Company (Washington Gas) each amended and restated their existing revolving credit agreements. The amended and restated credit agreements (the Amended and Restated Credit Facilities), which expire on September 30, 2010, are with a group of commercial banks, including Wachovia Bank, National Association; The Bank of New York; Bank of Tokyo-Mitsubishi Trust Company; Citibank, N.A.; SunTrust Bank, N.A.; JPMorgan Chase Bank, N.A.; Wells Fargo Bank, N.A.; Bank of America, N.A.; PNC Bank, National Association; and KBC Bank, N.V. (collectively the Lenders). The Amended and Restated Credit Facilities support any outstanding commercial paper and permit short-term borrowing flexibility. The Amended and Restated Credit Facility for WGL Holdings permits it to borrow up to $275 million, and further permits the Company to request prior to September 30, 2009, and the banks to approve, an additional line of credit of $50 million above the original credit limit, for a maximum potential total of $325 million. The Amended and Restated Credit Facility for Washington Gas permits it to borrow up to $225 million, and further permits Washington Gas to request prior to September 30, 2009, and the banks to approve, an additional line of credit of $100 million above the original credit limit, for a maximum potential total of $325 million.
The Amended and Restated Credit Facilities replaced revolving credit agreements that were originally entered into by WGL Holdings and Washington Gas dated April 28, 2004 (the Original Credit Facilities) with a group of commercial banks, including The Bank of New York; Wachovia Bank, National Association; Bank of Tokyo-Mitsubishi Trust Company; SunTrust Bank; Sumitomo Mitsui Banking Corporation; Riggs Bank N.A.; Bank of America, N.A.; and First Horizon Bank. The Original Credit Facilities permitted WGL Holdings and Washington Gas to borrow up to $175 million each to support their commercial paper borrowings and permit short-term borrowing flexibility. The Original Credit Facility for WGL Holdings would have expired on April 27, 2007, and permitted the Company to request prior to April 28, 2006, and the banks to approve, an additional line of credit of $50 million above the original credit limit, for a maximum potential total of $225 million. The Original Credit Facility for Washington Gas would have expired on April 28, 2009, and permitted Washington Gas to request prior to April 28, 2008, and the banks to approve, an additional line of credit of $100 million above the original credit limit, for a maximum potential total of $275 million.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
10.1	Amended and Restated Credit Agreement dated as of September 30, 2005 among WGL Holdings, Inc., the Lenders, The Bank of New York, as administrative agent; Wachovia Bank, National Association, as syndication agent; Bank of Tokyo-Mitsubishi Trust Company, Citibank, N.A., and SunTrust Bank, as documentation agents; and Wachovia Capital Markets, LLC, as lead arranger and book runner.

10.2	Amended and Restated Credit Agreement dated as of September 30, 2005 among Washington Gas Light Company, the Lenders, The Bank of New York, as administrative agent; Wachovia Bank, National Association, as syndication agent; Bank of Tokyo-Mitsubishi Trust Company, Citibank, N.A., and SunTrust Bank, as documentation agents; and Wachovia Capital Markets, LLC, as lead arranger and book runner.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this Report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)
Date: October 6, 2005	/s/ Mark P. O’Flynn
Mark P. O’Flynn
Controller (Principal Accounting Officer)